UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 5, 2012

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	26-4835457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (786) 309-5190

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dov Konetz

Effective October 5, 2012, Clicker, Inc. (the “Company”) appointed Dov Konetz to the Company’s Board of Directors as an independent director.

Mr. Konetz, 30, has worked for Peoples Insurance Claim Center since 2003, handling appraisals and mediation negotiations related to insurance claims.  Mr. Konetz holds a Florida Department of Insurance Adjusting License, which he has held since 2003.  Mr. Konetz currently serves or has served on the Board of Directors of various non-profit organizations, including Miami Beach Police Athletic League (2008 – present), Miami Beach Police Relations Committee (City Board) (2010 – 2012), Mt. Sinai Hospital (2008), Hebrew Homes (2009 – present), Mirador Master Association (2007 – present) and Kiwanis Club Miami Beach (2009 – 2010).  In addition, Mr. Konetz served as the Vice President of the Miami Beach Police Athletic League between 2010 and 2011.

There is no understanding or arrangement between Mr. Konetz and any other person pursuant to which Mr. Konetz was selected as a director.  Mr. Konetz does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Resignation of Lloyd Lapidus

On October 9, 2012, Lloyd Lapidus resigned for personal reasons, effective immediately, as an officer and director of the Company.  In submitting his resignation, Mr. Lapidus did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.01	Letter of Resignation from Lloyd Lapidus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: October 10, 2012	By:	/s/ DOV KONETZ
Dov Konetz
Director

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